Exhibit 10.8(c)

BROWN & BROWN, INC.

DIRECTOR STOCK GRANT AGREEMENT

This Director Stock Grant Agreement (the "Agreement"), effective as of _____________ (the “Effective Date”), is made by and between Brown & Brown, Inc., a Florida corporation (together with its subsidiaries, the "Company"), and _____________, hereinafter referred to as the "Grantee" or “you.”

WHEREAS, the Company wishes to grant shares of the Company's common stock to the Grantee in the form of a stock grant under the Company's 2010 Stock Incentive Plan (the "Plan");

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I
GRANT OF STOCK

In consideration of service to the Company and for good and valuable consideration, the Company grants to the Grantee _________ shares of the Company's common stock (the "Shares") in accordance with, and subject to, the terms and conditions of the Plan, and subject to the conditions described below. The Grantee's rights with respect to the Shares shall be governed by the terms of the Plan.

ARTICLE II
VESTING OF SHARES

The Shares shall be fully vested and nonforfeitable as of the Effective Date. A certificate representing the Shares will be transferred to the Grantee as soon as practicable after the Effective Date.

ARTICLE III
MISCELLANEOUS

Section 3.1 - Administration

The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent with the Plan and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or any similar agreement to which the Company is a party.

Section 3.2 - Withholding

The Grantee shall pay all applicable federal and state income and employment taxes (if any) which the Company is required to withhold at any time with respect to the Shares. Such payment shall be made in full, at the Grantee's election, in cash, or by check, or by the Grantee's instruction and authorization to the Company to deduct from the number of Shares otherwise deliverable the smallest number of whole shares which, when multiplied by the fair market value of a share of the Company's common stock on the Effective Date, is sufficient to satisfy the amount of such tax withholding requirement.

Section 3.3 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Grantee shall be addressed to the address on file for the Grantee with the Company’s Employee Compensation (Payroll) Department. By a notice given pursuant to this Section 3.3, either party may hereafter designate a different address for notices to be given to such party. Any notice required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee's personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a United States postal receptacle.

Section 3.4 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.5 - Disposition

Upon receipt of any of the Shares, the Grantee shall, if requested by the Company in order to assure compliance with applicable law, hold such Shares for investment and not with the view toward resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement signed by the Grantee and satisfactory to the Company to that effect. The Grantee shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Grantee in such disposition or other transfer.

Section 3.6 - Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

Section 3.7 - Severability

If any provision, or any part thereof, of this Agreement should be held by any court to be illegal, invalid or unenforceable, either in whole or in part, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining provisions, or any part thereof, all of which shall remain in full and effect.

Section 3.8 - Entire Agreement; Amendments

This Agreement (including any documents or instruments referred to herein) constitutes the entire agreement regarding the Performance Shares among the parties and supersedes all prior agreements, and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended except by a written instrument signed on behalf of all of the parties hereto.

Section 3.9 - Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to choice of law principles.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the date first written above.

BROWN & BROWN, INC.

By: ____________________________________
R. Andrew Watts
Executive Vice President, Treasurer
                             & Chief Financial Officer

GRANTEE

____________________________________